As filed with the Securities and Exchange Commission on September 2, 2004

Registration No. 333-74998

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 ON FORM S-3 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

dj Orthopedics, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	52-2165554 (I.R.S. Employer Identification Number)

DJ Orthopedics Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	52-2157537 (I.R.S. Employer Identification Number)

dj Orthopedics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	33-0978270 (I.R.S. Employer Identification Number)

dj Orthopedics Development Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	04-3629507 (I.R.S. Employer Identification Number)

2985 Scott Street Vista, California 92083
(800) 336-5690
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Leslie H. Cross
President and Chief Executive Officer
dj Orthopedics, Inc.
2985 Scott Street Vista, California 92083
(800) 336-5690
(Name, address, including zip code, and telephone number,
including area code, of agent for service of process)

Copies to:

Scott N. Wolfe, Esq.
Scott K. Milsten, Esq.
Adam K. Simpson, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 300 San Diego, California 92130

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

DEREGISTRATION OF SECURITIES

        On December 12, 2001, dj Orthopedics, LLC, DJ Orthopedics Capital Corporation and dj Orthopedics, Inc. filed a registration statement on Form S-1 (No. 333-74998) (the "Registration Statement"), which registered $100 million in principal amount of 12 5/8% Senior Subordinated Notes due 2009 and the related Guarantee of 12 5/8% Senior Subordinated Notes due 2009. The Registration Statement was to by used by J.P. Morgan Securities, Inc. in connection with offers and sales related to market-making transactions of such notes. On September 3, 2002, the Registration Statement was amended to, among other things, add an additional Guarantee of 12 5/8% Senior Subordinated Notes due 2009 by dj Orthopedics Development Corporation. On June 15, 2004, the outstanding principal amount of 12 5/8% Senior Subordinated Notes due 2009 was redeemed. As such, this Post-Effective Amendment No. 3 is being filed to deregister all 12 5/8% Senior Subordinated Notes due 2009 and the related Guarantees of 12 5/8% Senior Subordinated Notes due 2009 as of the date this Post-Effective Amendment No. 3 to Registration Statement is filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California, on the 2nd day of September, 2004.

DJ ORTHOPEDICS, INC.
By:	/s/ LESLIE H. CROSS Leslie H. Cross President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ LESLIE H. CROSS Leslie H. Cross	President, Chief Executive Officer and Director (Principal Executive Officer)	September 2, 2004
/s/ VICKIE L. CAPPS Vickie L. Capps	Senior Vice President-Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 2, 2004
/s/ JACK R. BLAIR Jack R. Blair	Chairman of the Board	September 2, 2004
/s/ CHARLES T. ORSATTI Charles T. Orsatti	Director	September 2, 2004
/s/ MITCHELL J. BLUTT Mitchell J. Blutt, M.D.	Director	September 2, 2004
/s/ KIRBY L. CRAMER Kirby L. Cramer	Director	September 2, 2004
/s/ LESLEY H. HOWE Lesley H. Howe	Director	September 2, 2004
/s/ LEWIS PARKER Lewis Parker	Director	September 2, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California, on the 2nd day of September, 2004.

DJ ORTHOPEDICS CAPITAL CORPORATION
By:	/s/ LESLIE H. CROSS Leslie H. Cross President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ LESLIE H. CROSS Leslie H. Cross	President, Chief Executive Officer and Director (Principal Executive Officer)	September 2, 2004
/s/ VICKIE L. CAPPS Vickie L. Capps	Senior Vice President-Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 2, 2004
/s/ JACK R. BLAIR Jack R. Blair	Chairman of the Board	September 2, 2004
/s/ CHARLES T. ORSATTI Charles T. Orsatti	Director	September 2, 2004
/s/ MITCHELL J. BLUTT Mitchell J. Blutt, M.D.	Director	September 2, 2004
/s/ KIRBY L. CRAMER Kirby L. Cramer	Director	September 2, 2004
/s/ LESLEY H. HOWE Lesley H. Howe	Director	September 2, 2004
/s/ LEWIS PARKER Lewis Parker	Director	September 2, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California, on the 2nd day of September, 2004.

DJ ORTHOPEDICS, LLC
By:	/s/ LESLIE H. CROSS Leslie H. Cross President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ LESLIE H. CROSS Leslie H. Cross	President, Chief Executive Officer and Director (Principal Executive Officer)	September 2, 2004
/s/ VICKIE L. CAPPS Vickie L. Capps	Senior Vice President-Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 2, 2004
/s/ DONALD M. ROBERTS Donald M. Roberts	Manager	September 2, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California, on the 2nd day of September, 2004.

DJ ORTHOPEDICS DEVELOPMENT CORPORATION
By:	/s/ LESLIE H. CROSS Leslie H. Cross President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ LESLIE H. CROSS Leslie H. Cross	President, Chief Executive Officer and Director (Principal Executive Officer)	September 2, 2004
/s/ VICKIE L. CAPPS Vickie L. Capps	Senior Vice President-Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 2, 2004
/s/ JACK R. BLAIR Jack R. Blair	Chairman of the Board	September 2, 2004
/s/ CHARLES T. ORSATTI Charles T. Orsatti	Director	September 2, 2004
/s/ MITCHELL J. BLUTT Mitchell J. Blutt, M.D.	Director	September 2, 2004
/s/ KIRBY L. CRAMER Kirby L. Cramer	Director	September 2, 2004
/s/ LESLEY H. HOWE Lesley H. Howe	Director	September 2, 2004
/s/ LEWIS PARKER Lewis Parker	Director	September 2, 2004